Thunder Mountain Gold	1-63
South Mountain Project	NI 43-101 Technical Report

NI 43-101 TECHNICAL REPORT SOUTH MOUNTAIN PROJECT OWYHEE COUNTY, IDAHO THUNDER MOUNTAIN GOLD, INC.

LATITUDE 42Ë 44’ 41.65” N LONGITUDE 116Ë 55’ 13.48” W

Prepared for: Thunder Mountain Gold, Inc. 5248 W. Chinden Blvd Garden City, Idaho 83714 208-658-1037

Effective Date March 23, 2010

Prepared by: Gregory P. Wittman, P.G. Northwestern Groundwater & Geology

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold		2-63
South Mountain Project		NI 43-101 Technical Report

Table of Contents
1	SUMMARY	5
1.1	Conclusions	6
1.2	Recommendations	7
2	INTRODUCTION	10
2.1	1.1 Scope of Work and Terms of Reference	10
2.2	Qualifications of the Consultant	11
3	RELIANCE ON OTHER EXPERTS	12
4	PROPERTY DESCRIPTION AND LOCATION	13
5	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE
AND PHYSIOGRAPHY		16
5.1	Accessibility	16
5.2	Climate and Vegetation	16
5.3	Local Resources	16
5.4	Infrastructure	16
5.5	Physiographic	17
6	HISTORY	18
6.1	Pre-1950'S	18
6.2	1950 to 1980'S	19
6.3	1980 to Present	19
7	GEOLOGICAL SETTING	22
8	DEPOSIT TYPES	24
9	MINERALIZATION	26
9.1	Zinc, Silver, Copper and Lead Mineralization	26
9.2	Gold Mineralization	28
10	EXPLORATION	29
10.1	Surveying	29
10.2	Laxey and Sonneman Adit Rehabilitation	30
10.3	Geologic Mapping	30
10.4	Geochemical Sampling	30
10.5	2008 Technical Report	31
11	DRILLING	32
12	SAMPLING METHOD AND APPROACH	33
13	SAMPLE PREPARATION, ANALYSES AND SECURITY	35
14	DATA VERIFICATION	37
15	ADJACENT PROPERTIES	40
16	MINERAL PROCESSING AND METALLURGICAL TESTING	41
17	MINERAL RESOURCE ESTIMATES	42
17.1	Verification of Historical and New Data	42
17.1.1	Drilling Data	42
17.1.2	Channel Sample Data	43
17.1.3	Data Verification	44
17.2	2009 Resource Calculations	44
17.2.1	2009 Block-Panel Resources Estimation	45
17.3	Additional Information	49
18	OTHER RELEVANT DATA AND INFORMATION	51

Northwestern Groundwater & Geology
South Mountain Project NI 43-101		3/23/2010

Thunder Mountain Gold		3-63
South Mountain Project		NI 43-101 Technical Report

19	INTERPRETATION AND CONCLUSIONS	53
20	RECOMMENDATIONS	55
21	CERTIFICATE OF QUALIFICATIONS	59
22	REFERENCES	62
23	FIGURES
24	TABLES
25	APPENDICIES

Figures

Figure 2-1 Location Map

Figure 4-1 Property Map

Figure 4-2 Resource and Exploration Target Areas

Figure 4-3 Mine Site Map

Figure 6-1 Underground Workings

Figure 7-1 Geologic Map

Figure 7-2 Generalized Geologic Cross Sections

Figure 10-1 Gold in Rock Chip Samples

Figure 10-2 Gold in Rock Chip Samples

Figure 10-3 Comparison of Gold in Rock Chip Samples

Figure 10-4 Gold in Soil Samples

Figure 10-5 Copper in Soil Samples

Figure 10-6 Molybdenum in Soil

Figure 11-1 Core Hole Locations

Figure 17-1 Underground Drill Hole Locations

Figure 17-2 Underground Channel Sample Location

Figure 17-3 Estimated Mineral Resources Texas Zone

Figure 17-4 Estimated Mineral Resources DMEA Zone & Anderson Zone

Figure 17-5 Estimated Mineral Resources Blocks 6,7,8,9, &10

Figure 17-6 All Estimated Mineral Resources Blocks

Tables

Table 1-1 Estimated Indicated Resources at the South Mountain Project

Table 1-2 Estimated Inferred Resources at the South Mountain Project

Table 4-1 Patented Claims Included in the South Mountain Project

Table 4-2 Unpatented Claims Included in the South Mountain Project

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	4-63
South Mountain Project	NI 43-101 Technical Report

Table 4-3 Annual Expenses for Leases and Claims at the South Mountain

Project

Table 10-1 Major Expenditures for Exploration and Development at the South

Mountain Project

Table 11-1 Mineralized Intercepts from DMEA 2
Table 13-1 Comparison of Duplicate Samples from ALS CHEMEX
Laboratories
Table 14-1 Comparison of Split Duplicate Samples from Underground Ore

Zones

Table 14-2 Channel Sample Assay Comparisons from the Anderson, DMEA,

and Texas Ore Blocks

Table 16-1 Assay Results: Composite Sample, William A. Bowes, Inc.

Table 16-2 Flotation Test Results Summary

Table 17-1 Assays from Drill Holes in the Laxey and Sonneman

Underground Tunnels

Table 17-2 Assays from Channel Samples in the Sonneman Underground

Tunnel

Table 17-3 Summary of Estimated Indicated Resources

Table 17-4 Summary of Estimated Inferred Resources

Table 17-5 Estimated Indicated Resources at the South Mountain Project

Table 17-6 Estimated Inferred Resources at the South Mountain Project

Table 19-1 Estimated Indicated Resources at the South Mountain Project

Table 19-2 Estimated Inferred Resources at the South Mountain Project

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	5-63
South Mountain Project	NI 43-101 Technical Report

1 SUMMARY

Northwestern Groundwater and Geology (NWGG) was commissioned by

Thunder Mountain Resources, Inc. (TMR), a wholly owned subsidiary of Thunder

Mountain Gold, Inc. (TMG), to prepare a Mineral Resource and Mineral Resource

Estimate compliant with National Instrument 43-101 (NI 43-101) for the South

Mountain Project. The South Mountain property is located in southwestern Idaho in Owyhee County, approximately 70 air miles SW of Boise, Idaho and approximately 24 miles SE of Jordan Valley, Oregon. The Property consists of

17 patented mining claims encompassing approximately 326 acres, 21 unpatented mining claims covering approximately 290 acres owned outright by

TMG plus 545 acres of leased private land.

The purpose of this report is to provide an independent estimate of the Mineral

Resources at the South Mountain Project and, if warranted, to recommend further work on the property. The Technical Report is compliant with NI 43-101

Standards of Disclosure for Mineral Projects.

Mineralization at the South Mountain Project was first discovered in the form of gold-bearing quartz veins in 1868. Subsequent mining from 1868 to the early

1980’s led to the discovery of sulfide mineralization in limestone replacement.

The principal metals recovered from the underground workings in this area include silver, zinc, lead, copper and gold. Greater than 80,653 tons of ore have been extracted from over 8,000 feet of underground workings in the district. The major workings include the Sonneman, Golconda, Laxey and Texas tunnel levels and the Bay State shaft and tunnel.

The property consists of a combination of patented and unpatented mineral claims and leasehold interests and was acquired by TMG in September 2007 after completing due diligence work on the title, environmental considerations,

and geology. TMG staff have increased the geologic knowledge of the property by rehabilitation the Laxey and Sonneman tunnels for sampling and mapping purposes, drilling two new core holes, and collecting exploration rock chip and soil samples for geochemical testing. TMG has incurred exploration expenditures totaling of $412,282 during the 2008 and 2009 exploration field

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	6-63
South Mountain Project	NI 43-101 Technical Report

seasons, not counting costs for acquisition, land, title review, company salaries and wages, and some minor contract work.

Exploration activities at the South Mountain Project have outlined a geochemical anomaly associated with an intrusive breccia on the southern side of the property. Soil and rock chip samples have resulted in values ranging up to 701 ppb Au and 5,810 ppb Au respectively.

1.1 Conclusions
 The rock types of the South Mountain area are comprised of an isolated exposure of metasedimentary and intrusive rock, surrounded by younger upper-Tertiary volcanic and sedimentary units of the Owyhee volcanic field.

 The indicated resources in the Main Mine area at the South Mountain
Project are shown on the following table (Table 1-1).

Table 1-1 Estimated Indicated Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Indicated
Resources	895,451	36,886	2,978,747	16,326,048	4,426,102	75,557,257

Weighted
Average Grade[1]		0.04	3.33	0.79	0.25	4.22

1. A weighted average was used for the grades instead of a simple average since the panel block sizes vary in size and volume. Weighted Average differs from a regular average because calculation of the average is affected by volume. In general, a weight is assigned to individual quantities to ensure an accurate average is calculated.

The inferred resources in the Main Mine area at the South Mountain Project are shown on the following table (Table 1-2).

Table 1-2 Estimated Inferred Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Inferred
Resources	2,517,057	24,768	1,948,040	30,630,750	4,339,697	45,687,709

Weighted
Average Grade		0.01	0.78	0.61	0.09	0.91

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	7-63
South Mountain Project	NI 43-101 Technical Report

  The indicated mineral resource in the Laxey, Sonneman, Texas mine area provides a potentially minable resource and meets the NI43-101 standards.
  Rock chip and soil samples collected from an area where intrusive breccias cut granitic rock on the southwestern side of South Mountain outline a gold anomaly with a length of approximately 5,000 feet by 1,500 feet. The gold values range up to 701 parts per billion (ppb) in soil samples and 5,810 ppb in rock chip samples.
1.2	Recommendations

Additional underground geochemical channel-sampling, structural mapping and core drilling are recommended to further outline and confirm the resources outlined in the Main Mine Area workings (Laxey and Sonneman Tunnels) to establish a measured resource. This would require rehabilitating some areas of the underground workings and development of underground drill stations for detailed definition of resources and evaluate potential downdip mineral extensions.

Geologic mapping, ground magnetic surveys, and structural analysis of the South Mountain Project area is suggested to explore for additional gold and targets similar to the South Mountain gold anomaly or possible faulted offsets to the existing gold anomaly.

If surface magnetic surveys correlate to areas of known mineralization, then a draped aeromagnetic survey of the South Mountain Property is recommended to search for unexposed mineralized igneous intrusions that are likely responsible for the mineralization exposed at the property.

Sufficient data has been developed on the gold anomaly that drilling is warranted in specific target areas. Up to five drill holes with a minimum depth of 1,000 feet are recommended as an initial phase, with one or more deeper holes planned once a geologic assessment has been made from the initial round of drilling. Drill access would be done with a road up to 5,000 feet long across the anomaly. Road cut samples on 100-foot centers should be completed along the newly constructed road.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	8-63
South Mountain Project	NI 43-101 Technical Report

  Drill testing of all targets should be conducted in phases where success in the initial phase of drilling, would be followed by additional data analysis and drilling if warranted.

The following phased budget is recommended to further develop the South Mountain property.

Proposed South Mountain Project - 2010 Budget

PHASE 1
South Mountain Breccia Drilling
Road Construction/Site Preparation	$37,000
Reverse Circulation
5 holes X1200 feet X $20 ft	$120,000
Mobilization/ Demob	$15,000

Core Drilling
2 Core holes	$82,000
Mob-Demob	$15,000
Geophysics	$75,000
Permitting/Water Rights	$3,000
Reclamation Bonding	$5,000
Analytical Work	$25,000
Salaries and Overhead	$111,000

Subtotal Direct Exploration Expenses	$488,000
10% Contingency	$ 48,800
TOTAL Phase I	$536,800

PHASE 2
South Mountain Breccia Drilling
Reverse Circulation
5 holes X1200 feet X $20 ft	$120,000
Mob-Demob	Expensed Ph. 1

Laxey – Sonneman Exploration
Under Ground Drilling	$100,000

Surface Core Drilling
8 Core holes	$328,000
Mob-Demob	Expensed Ph. 1
Analytical Work	$36,000
Contract Surveying	$25,000

Northwestern Groundwater & Geology
South Mountain Project NI 43-101		3/23/2010

Thunder Mountain Gold	9-63
South Mountain Project	NI 43-101 Technical Report

Consulting Geologists & Travel	$44,500
Reclamation Cost Estimate
Road & Pad Dirt work 7,500 ft X $2.00	$15,000
Drill hole Abandonment – Materials	$10,000
Salaries and Overhead	$217,074
Caretaker	$6,000
Subtotal Phase 2 Exploration Expenses	$901,574
10% Contingency	$ 90,157
TOTAL Phase 2	$991,731

Grand Total 2010 Budget	$1,528,531

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	10-63
South Mountain Project	NI 43-101 Technical Report

2	INTRODUCTION

2.1	1.1 Scope of Work and Terms of Reference

Northwestern Groundwater and Geology (NWGG) has been retained by Thunder

Mountain Resources, Inc. (TMR), a wholly owned subsidiary of Thunder

Mountain Gold, Inc. (TMG), to prepare an independent Technical Report on the

South Mountain Project, a former silver-zinc producer, located Owyhee Count,

Idaho (Figure 2.1) . The purpose of this report is to provide an independent estimate of the Mineral Resources at the South Mountain Project and, if

warranted, to recommend further work on the property. TMR is a Nevada based corporation with offices in Garden City, Idaho and Elko Nevada. The company has properties in Idaho, Nevada, and Arizona.

The sources and data for this report include information from the historic mine production reports, original assay reports for underground drilling and channel sampling, and several published geologic reports for the mine. The geologic reports included Master’s thesis reports by Freeman (1982) and Beaver (1986).

The mine history and past production were reported by Bowes (1985). Thin section reports describing the rocks at South Mountain were reviewed from

Kunita (1987) and Larson (2009). The author visited the property to inspect the underground workings and review the surface geology on October 19, 2009 and

October 28, 2009.

This Technical Report is compliant with NI 43-101 Standards of Disclosure for

Mineral Projects. The mines at South Mountain were operated from 1898 to the early 1980’s with records indicating a total of 60,338 tons of ore shipped (this amount based on smelter receipts plus an estimate of sulfide concentrates shipped). TMG acquired the South Mountain Property in September 2007 after completing due diligence work on the title, environmental considerations, and geology.

This Technical Report is intended for the use of TMG to further develop and advance the project to production stage. This report meets the requirements for

NI 43-101 and the Resource and Reserves definitions are as set forth in the

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	11-63
South Mountain Project	NI 43-101 Technical Report

Appendix to Companion Policy 43-101CP, Canadian Institute of Mining, Metallurgy and Petroleum (CIM) – Definitions Adopted by CIM Council, November 2005.

2.2 Qualifications of the Consultant

This Technical Report has been prepared by Mr. Gregory P. Wittman from the

Eagle, Idaho office of Northwestern Groundwater & Geology. Mr. Wittman is a

specialist in the fields of geology, exploration, mineral resource estimation and classification, open pit mining, underground mining, environmental, and permitting. Mr. Wittman has worked as an Exploration Geologist since 1973 for several large mining companies. During his career, Mr. Wittman has managed resource calculations for exploration properties and mines for Amax Exploration,

Molycorp, Inc., Pegasus Gold Corporation and others. He has experience with

Kriged estimates, polygonal estimates, and block-panel estimates. The types of deposits Mr. Wittman has experience with include molybdenum, copper, nickel,

lead,/zinc, platinum/palladium, chrome, and gold. Mr. Wittman has extensive experience in the mining industry and is a Professional Geologist registered in

Idaho and Wyoming. Mr. Wittman does not have any beneficial interest in TMG.

Mr. Wittman previously worked for Kleinfelder in their Boise office and was responsible for the Geology and Mineral Resource sections of the non-NI43-101 compliant Kleinfelder technical report that was commissioned to Kleinfelder by

TMG in 2008. Mr. Wittman will be paid a fee for the completion of this 2010 report in accordance with normal professional consulting practice.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	12-63
South Mountain Project	NI 43-101 Technical Report

3 RELIANCE ON OTHER EXPERTS

The author has worked closely with TMG personnel in the preparation of this report, but has independently audited work performed by TMG personnel and consultants to TMR. The author is responsible of all sections of this report and the development of the resource calculation.

The author has relied on TMG staff and historic records to determine the land status is in good standing for the mineral concessions on South Mountain property.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	13-63
South Mountain Project	NI 43-101 Technical Report

4 PROPERTY DESCRIPTION AND LOCATION

The South Mountain property is located in southwestern Idaho in Owyhee

County, approximately 70 air miles SW of Boise, Idaho and approximately 24 miles SE of Jordan Valley, Oregon. The Property is situated wholly within Idaho approximately six miles east of the Idaho-Oregon border (Latitude 42Ë 44’ 41.65”

N, Longitude 116Ë 55’ 13.48” W).

The Property consists of 17 patented mining claims encompassing approximately

326 acres, 21 unpatented mining claims covering approximately 290 acres owned by TMG and 545 acres of leased private land. The patented and unpatented claims are wholly owned by TMG. All surface rights are included with the patented and leased private land. There are no royalties associated with the patented or unpatented claims, although the unpatented claims require annual holding fees of $140 per claim to be paid to the Bureau of Land Management

(BLM), plus filings with Owhyee County. Any surface disturbance associated with exploration or mining on the unpatented claims will require approval through the BLM’s regulations. The location for the patented claims, unpatented claim,

and the leased private land are shown in Figure 4-1. Listings of patented and unpatented claims are included in Tables 4-1 and 4-2.

Table 4-1 Patented Claims Included in the South Mountain Project.

	BLM
Name of	Mineral	Patent
Claim	Survey	No.	Survey Date			Ownership

Illinois	1446	32995	September	17,	1900	Thunder Mountain Gold

Michigan	1446	32995	September	17,	1900	Thunder Mountain Gold

New York	1446	32995	September	17,	1900	Thunder Mountain Gold

Tennessee	1446	32995	September	17,	1900	Thunder Mountain Gold

Oregon	1446	32995	September	17,	1900	Thunder Mountain Gold

Massachusetts	1446	32995	September	17,	1900	Thunder Mountain Gold

Washington	1446	32995	September	17,	1900	Thunder Mountain Gold

Maine	1446	32995	September	17,	1900	Thunder Mountain Gold

Idaho	1446	32995	September	17,	1900	Thunder Mountain Gold

Vermont	1446	32995	September	17,	1900	Thunder Mountain Gold

Northwestern Groundwater & Geology
South Mountain Project NI 43-101						3/23/2010

Thunder Mountain Gold						14-63
South Mountain Project						NI 43-101 Technical Report

Texas	1447	32996	September	17,	1900	Thunder Mountain Gold

Florida	1447	32996	September	17,	1900	Thunder Mountain Gold

Alabama	1447	32996	September	17,	1900	Thunder Mountain Gold

Virginia	1447	32996	September	17,	1900	Thunder Mountain Gold

Mississippi	1447	32996	September	17,	1900	Thunder Mountain Gold

Queen	3400	1237144	October	27,	1964	Thunder Mountain Gold

Kentucky	3400	1237144	October	27,	1964	Thunder Mountain Gold

Table 4-2 Unpatented Claims Included in the South Mountain Project.

Claim Name	Owyhee County	BLM: IMC
	Instrument No.	Serial No.	Ownership

SM-1	262582	192661	Thunder Mountain Gold

SM-2	262578	192662	Thunder Mountain Gold

SM-3	262581	192666	Thunder Mountain Gold

SM-4	262579	192665	Thunder Mountain Gold

SM-5	262580	192669	Thunder Mountain Gold

SM-6	262577	192664	Thunder Mountain Gold

SM-7	262576	192663	Thunder Mountain Gold

SM-8	262575	192670	Thunder Mountain Gold

SM-9	262574	192671	Thunder Mountain Gold

SM-10	262573	192668	Thunder Mountain Gold

SM-11	262572	192672	Thunder Mountain Gold

SM-12	262571	192667	Thunder Mountain Gold

SM-13	262570	192673	Thunder Mountain Gold

SM-14	262569	192674	Thunder Mountain Gold

SM-15	266241	196559	Thunder Mountain Gold

SM-16	266242	196560	Thunder Mountain Gold

SM-17	266243	196561	Thunder Mountain Gold

SM-18	266244	196562	Thunder Mountain Gold

SM-19	266245	196563	Thunder Mountain Gold

SM-20	266246	196564	Thunder Mountain Gold

SM-21	266247	196565	Thunder Mountain Gold

Annual payments and acreage for the leases for the South Mountain Project are listed in Table 4-3. The lease agreements include a 3% net smelter royalty.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	15-63
South Mountain Project	NI 43-101 Technical Report

Table 4-3 Annual Expenses for Leases and Claims at the South Mountain Project

Owner	Agreement	Amount			Acres	Property Taxes
	Date

Lowry	Oct. 10, 2008	$20/acre			376	$7,520	per year
		$30/acre	staring	7th year		$11, 280 per year

Acree	June 20, 2008	$20/acre			113	$2,260	per year
		$30/acre	staring	7th year		$3,390	per year

Herman	Aril 23, 2009	$20/acre			56	$1,120	per year
		$30/acre	staring	7th year		$1,680	per year

The Laxey, Golconda and Sonneman tunnels and the Texas Shaft were historically mined for silver, zinc, and lead. All of these historic mines are located within the boundaries of the patented claims owned by TMG. The mineral resource area outlined in the Laxey and Sonneman Tunnels is shown in Figure

4-2. New exploration targets outlined during the 2009 field season are generally located on the leased ground. The exploration target associated with the project is also shown in Figure 4-2. The locations for the tunnels and shafts at the South

Mountain project are shown on Figure 4.3.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	16-63
South Mountain Project	NI 43-101 Technical Report

5	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1	Accessibility

The Property is accessed from Boise, Idaho west via Interstate 84 to Nampa,

Idaho, then south on U.S. Highway 95 from Nampa to Jordan Valley, Oregon.

The mine is approximately 24 miles southeast of Jordan Valley via seven (7)

miles of paved road and 17 miles of improved gravel road. The property may be inaccessible from December through May due to snow if removal operations are not performed.

5.2 Climate and Vegetation

The climate in the area is semi-arid with annual precipitation ranging between 20 and 40 inches, depending upon elevation, and occurring principally as winter snowfall. Average annual temperature ranges from 20 to 81 degrees Fahrenheit

(F). Vegetation in the area is variable depending upon elevation, aspect, and proximity to water sources. The lower elevations are comprised of sparse sagebrush and grasses changing to Douglas-fir and Aspen to sub-alpine meadow near the summit.

5.3 Local Resources

The nearest town is Jordan Valley, Oregon located approximately 24 miles northwest of the property. Jordan Valley has a regional population of approximately 450 residents. The property is approximately 70 airline miles and

115 road miles from the urban area of Boise, Idaho and 61 airline miles and 83 road miles from the city of Nampa, Idaho.

5.4 Infrastructure

The property is accessed by paved and improved gravel road plus 4.5 miles of unimproved dirt road. There are a number of older wooden buildings located on the property, including six worker bunkhouses constructed and utilized by South

Mountain Mines. Electrical power would need to be supplied by portable diesel generators, although a three phase power line could be constructed by upgrading

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	17-63
South Mountain Project	NI 43-101 Technical Report

about 10 miles of existing two phase power line plus approximately 4.5 miles of new line from the county road to the minesite. Potable water is currently supplied by a spring house and well.

The access road to and through the Property is used by the public and the Bureau of Land Management to access the South Mountain Lookout, one of last remaining manned lookouts in Idaho.

5.5 Physiographic

South Mountain is a broad, dome-shaped uplift that is associated with, but is separate from the main Owyhee Mountain range located to the north. South

Mountain is separated from the main Owyhee Mountain range by a broad,

northwest-trending valley occupied by Jordan, Boulder and Rock Creeks.

Topography in the area is generally steep with elevations ranging from 5,000 feet to the summit of South Mountain at 7,801 feet above sea level. Snowmelt and spring water flow on South Mountain is drained radially to the north and northeast by the Williams Creek and South Mountain Creek, respectively, Mill Creek to the east, Buck Creek, West Fork Creek and Juniper Creek to the south, and Soldier

Creek and Lone Tree Creek to the southwest and west, respectively.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	18-63
South Mountain Project	NI 43-101 Technical Report

6 HISTORY

The South Mountain Mining District of southwestern Idaho extends roughly from the headwaters of Williams Creek on the north to the Cabin Creek drainage on the south, encompassing all of South Mountain proper. The principal metals recovered from this area include silver, zinc, lead, copper and gold. Greater than

80,000 tons of ore have been extracted from over 8,000 feet of underground tunnels, stopes and shafts located in the main part of in the district. The major workings include the Sonneman, Golconda, Laxey and Texas Tunnel levels

(Main Mine Area) and the Bay State Shaft and Tunnel. Figure 6-1 shows a long section of the Main Mine Area underground workings for the Laxey, Sonneman,

and Texas mines.

6.1 Pre-1950'S

Mineralization in the form of gold-bearing quartz veins was first discovered at

South Mountain in 1868. Subsequent mining activity led to the discovery of the oxidized silver-lead carbonate replacement veins. Initial mine development in the area included the Original, the Galena, and the Young American. Principal mine development later included the Golconda, the Bay State, the Cottonwood, and the Grant. The South Mountain Consolidated Mining and Smelting Company

was formed in 1874 and purchased the principal mines in the district. The company constructed a smelting furnace for processing crude ore. Failure of the company in 1875 led to the abandonment of the district due to the lack of a market for the ore. No further development occurred in the district from 1875 to

1906. In 1906, the American Standard Mining Company worked the standard claim group, shipping 14 tons of ore prior to their shutdown.

The Exploration Company of California completed development of the

Sonneman, Golconda, and Laxey levels in 1929, 1930, and 1931, concentrating primarily on the Laxey ore zone. In 1940 and continuing through 1946, the

International Smelting and Refining Co. (Anaconda) began metal production from the Laxey ore zone. A total of 53,635 tons of ore were direct shipped to a smelter in Tooele, Utah during this time. The past production of lead, zinc, silver,

and copper from 1906 to 1958 is documented by several authors (Bell 1906, and

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	19-63
South Mountain Project	NI 43-101 Technical Report

others). The past production was reviewed from several published documents and past mining records on-file at the TMG offices. These include copies of the smelter receipts for the 53,635 tons of ore direct shipped to the smelter in

Tooele, Utah (Bowes, 1985). The Laxey and Sonneman tunnels were visited to view the stopes where the past production occurred. After inspection of the mines by the author, the reported mine production appears to match the volumes removed from the underground tunnels.

6.2 1950 to 1980'S

The Texas Shaft was activated again from 1950 to 1955 under a partnership between Mr. and Mrs. Brandenthaler and Mr. H. F. Anderson (South Mountain

Mines). The partnership constructed a single-stage (copper-lead circuit) flotation mill capable of handling 150 tons per day. Additionally, the Defense Minerals

Exploration Administration (DMEA) evaluated the property for its strategic zinc potential. Approximately 6,703 tons of ore was extracted during this time. In

1956, the property was leased for two years to the Potash Company of America.

The property was worked sporadically until 1968 when the 17 patented claims were consolidated by W.A. Bowes, Inc.

6.3 1980 to Present

The W.A. Bowes Company developed the property from 1977 until the early

1980's when it was purchased by an east coast investment group who formed

South Mountain Mining, Inc (SMMI). Following purchase of the property W.A.

Bowes remained as managing operator. The property including the 17 patented claims was acquired by TMG in September 2007 after completing due diligence work on the title, environmental considerations, geologic setting and confirmation of underground mineralization along the Laxey Tunnel level. TMG staked 21 unpatented claims around the patented claim block to expand the project land holdings. An additional 542 acres of private leased land was also acquired by

TMG.

The 1985 Bowes report presents a resource estimate for the South Mountain

Property with the ore reserves calculated during development work for the mining conducted in the 1980s. The 1985 ore resource calculations provide a historical

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	20-63
South Mountain Project	NI 43-101 Technical Report

non-43-101 compliant estimate of resources developed at the time for the Laxey and Sonneman Tunnels.

According to Bowes, a tonnage factor of 10 cubic feet was used in the calculations, as determined from previous mining operations and from their own test mining of approximately 2,500 tons of material. The tonnages represent zones projected 100 feet below the Sonneman level, 200 feet above the Laxey level, and 286 feet between the levels, as well as the Texas zone. Bowes calculated the ore resources for the Sonneman and below zone at 73,320 tons,

for the Sonneman-Laxey zone at 152,474 tons; for the Laxey and above zone at

166,521 tons, and the Texas zone at 77,575 tons. The total ore resource tonnage was calculated at 469,890 tons. The weighted average grades were reported as 0.05 opt gold, 7.53 opt silver, 0.94% copper, 1.40% lead, and 9.77%

zinc containing an estimated 91,817,000 pounds of zinc, 13,157,000 pounds of lead, 8,339,000 pounds of copper, 3,530,000 ounces of silver and 23,500 ounces of gold. The 1985 Bowes report with the ore resource study is included herein as

Appendix A.

The Bowes mineral resource was completed prior to February 1, 2001 and uses classification categories of proven, probable and possible. The author concludes that, following this review of the historical resource estimate completed in 1980 on the Laxey and Sonneman tunnels, the historical estimate can be generally classified as having both Indicated and Inferred Resources as per CIM guidelines

(2005). This is based on auditing of the calculation methodology, assumptions,

geological continuity, density of drilling, check assays and inter-hole continuity described in the Bowes (1985) report.. It is concluded that historical resource estimates are considered not relevant and will only be used to guide exploration as the TMG develops new data to support a current mineral-resource estimate in accordance with the requirements of NI 43-101. The QP has not done sufficient work to classify the historical estimate as a mineral resource or mineral reserve.

The issuer is not treating the historical estimate as a current mineral resource or reserve as defined in section 1.2 and 1.3 of the instrument. The historical estimate should not be relied upon, but can be used for comparison purposes with the new resource estimates outlined in this report.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	21-63
South Mountain Project	NI 43-101 Technical Report

A non-NI43-101 compliant technical report was completed by Kleinfelder, Inc.

dated May 14, 2008. The technical report was compiled to provide an initial independent assessment and validation of the geological and mineralogical data gathered at the site to date and make recommendations for future work.

Additional work was completed on the property by TMG during the 2007, 2008 and 2009 field seasons. The additional field activities by TMG staff included two core holes, rock chip sampling, underground channel sampling, soil sampling,

surveying and tunnel rehabilitation. Core drilling completed in 2009 intercepted the extension of mineralization in the DMEA-2 ore zone at depth below the

Sonneman tunnel. Soil and rock chip sampling and mapping by TMG staff and other geologists conducting property reviews during 2009 outlined a gold geochemical anomaly south of the historically mined areas around the Laxey and

Sonneman Tunnels on the southern side of South Mountain.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	22-63
South Mountain Project	NI 43-101 Technical Report

7 GEOLOGICAL SETTING

The property is located within the Payette Section of the Columbia Plateau

Physiographic Region (USGS, 2005). The Payette Section encompasses the

Western Snake River Plain and Owyhee Uplands of southwestern Idaho and southeastern Oregon. The Owyhee Uplands, located south of the Owyhee

Mountains and extending into northern Nevada and eastern Oregon, is comprised of a generally low relief, deeply dissected plateau where the fault-

block topography of the Basin and Range is less prevalent (Orr and Orr, 2000).

The plateau was formed from Yellowstone "hot-spot" rhyolite and basalt that show little deformation from faulting or tilting (Wood and Clemens, 1998). The

Owhyee Mountains to the north are composed of granitic rocks similar in composition to the Idaho Batholith located primarily in central Idaho.

The rock types of the South Mountain area are comprised of an isolated exposure of metasedimentary and intrusive rock, surrounded by younger upper-

Tertiary volcanic and sedimentary units of the Owyhee volcanic field (Figure 7-1).

Uplift and subsequent exposure of the older metasedimentary rocks is a result of extensional block faulting and doming. Multiple thin flows of Miocene basalt ramp onto the lower slopes of South Mountain surrounding the intrusive and metasedimentary rocks. Locally, the flows may contain thin interbeds of basaltic and rhyolitic lithic tuffs which may have been locally derived (Ekren and others,

1981, Freeman, 1982). The accumulated basalt flows range up to 1,640 feet thick.

According to Freeman (1982), there are five major plutonic map units in the

South Mountain area. The granitic intrusive rocks range in composition from biotite-hornblende quartz diorite to biotite-muscovite granodiorite, microclinal granite, leucocratic granite and quartz monzonite (Ekren and others, 1981,

Freeman, 1982). The intrusive rocks at South Mountain are believed to be a satellite pluton to the Idaho Batholith and are radiometrically-dated from

Cretaceous to Eocene in age (Bennett and Galbraith, 1975). An intrusive complex of gabbro and hornblendite locally intruded by quartz diorite is mapped on the southern and eastern aspects of South Mountain. The gabbroic complex is Cretaceous in age and according to Taubeneck (1971) are common in satellites of the Idaho Batholith.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	23-63
South Mountain Project	NI 43-101 Technical Report

The metasedimentary rocks consist of a roof pendant of interbedded schist,

quartzite, and limestone and marble (undifferentiated and Laxey Marble) and may be either Mesozic or Paleozic in age (Ekren and others, 1981). The marble is the host rock to the skarn and replacement vein ore bodies at South Mountain,

and comprise approximately one-quarter of the metasedimentary assemblage

(Ekren and others, 1981, Bowes, 1985). The metasediments are approximately

1,800 feet thick and appear to have undergone at least two episodes of folding deformation. A variety of dikes ranging in age from Eocene to Oligocene are present on South Mountain. The dikes range in composition from mafic fine-

grained basalts to leucocratic pegmatites. Two cross-sections on Figure 7-2 show the generalized geology for the project area. The northeast trend and compositional variation of the dikes suggest concentration from several intrusive/extrusive episodes within a structurally active zone (Bowes, 1985). The depth and lateral extent of the dikes is unknown. Structural elements identified in the South Mountain area include at least two episodes of deformational folding of the metamorphic rocks, and north-northwest trending, high-angle normal and reverse faults of minor regional displacement (Freeman, 1982). The faulting cross-cuts Miocene volcanics and is likely associated with faulting and extension of the Western Snake River plain located to the north-northeast. One large northeast trending fault runs through the South Mountain property and is informally named the Golconda Structure. This structure physiographically separates exposures of the two types of mineralization observed at the property.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	24-63
South Mountain Project	NI 43-101 Technical Report

8 DEPOSIT TYPES

The main focus of this report is to describe and classify the base and precious metal mineralization associated with the past mining operations at the Laxey,

Sonneman, and Texas mines. Past mining operations at South Mountain have focused on the zinc, silver and lead mineralization that occurs in the Laxey and

Sonneman levels. The Freeman thesis (1982), Bowes report (1985) and Beaver thesis (1986) provide the greatest information regarding mineralization at the property.

Mineral deposits at the South Mountain property in the Laxey and Sonneman ore zones occur as two distinct styles. The first consists of Ag-Pb replacement veins,

and the second as skarn-hosted, zinc-rich polymetallic massive sulfide bodies.

The ore zones occur as pipe-like bodies within the larger skarn zones, which has been developed within the distinct Laxey Marble. The skarn deposits fall under the broad category of igneous metamorphic deposits and form under high pressure and temperature, usually at great depth below the earth's surface (Park and MacDiarmid, 1975). Skarn deposits characteristically follow a pattern of metamorphism, prograde metasomatism and retrograde metasomatism with associated sulfide deposition (Einaudi, et. aI., 1981). The sulfides precipitate due to declining temperatures and local oxidation-reduction reactions with specific zones of earlier skarn patterns, or neutralization of hydrothermal solutions at the marble contact (Einaudi, et. aI., 1982).

Ore body mineralization at South Mountain likely occurred during three distinct periods of metamorphism (Freeman, 1982, Beaver, 1986). The first event consisted of prograde regional metamorphism to the amphibolite facies, the second was a thermal contact metamorphism event that strongly recrystallized the carbonate rocks and the third event involved metasomatic or hydrothermal processes (Freeman, 1982, Beaver, 1986). The regional metamorphism likely occurred during emplacement of the Cretaceous Idaho Batholith satellite east of

South Mountain. The subsequent contact metamorphism event is thought to occur during the Eocene epoch and included widespread volcanism, plutonism and associated metamorphism (Freeman, 1982). The granitic plutons were emplaced in the South Mountain area at this time. Exploration activities

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	25-63
South Mountain Project	NI 43-101 Technical Report

associated with the granitic intrusions by TMG staff have defined altered intrusive breccias with gold and copper geochemical anomalies that suggest possible mineralization associated with the granitic bodies on South Mountain.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	26-63
South Mountain Project	NI 43-101 Technical Report

9	MINERALIZATION

9.1	Zinc, Silver, Copper and Lead Mineralization

The main mineralized zones at the South Mountain project occur in the Laxey,

Golconda, and Sonneman tunnels. The mineral deposits found in the Golconda,

Laxey, and Sonneman tunnels occur as either Ag-Pb replacement veins or as skarn-hosted, zinc/silver-rich polymetallic massive sulfide bodies. The Ag-Pb veins range from narrow stringers to eight feet in width and are open space fillings along existing structures within the marble beds. Unoxidized components of these veins include galena, pyrrhotite, arsenopyrite, sphalerite, chalcopyrite,

and pyrite. The veins are predominately oriented northeast with steep southeasterly to vertical dips. The veins are separated from the massive sulfide bodies by the northwest trending Golconda Structure. Historically, the veins contained greater percentages of silver than those in the skarn deposits due to the presence of argentiferous galena, which may represent a more distal mineralization to that occurring within the massive sulfide bodies (Bowes, 1985).

The mined portion of the replacement veins were oxidized to high-silver bearing lead carbonate minerals with silver grades of up to 200 ounces per ton reportedly mined from the Bay State Mine.

The zinc-rich polymetallic massive sulfide bodies occur almost entirely within the

Laxey Marble, especially those parts which have been altered to hedenbergite-

rich skarn (Bowes, 1985). These skarn deposits likely originate from the second contact metamorphism and third metasomatic/hydrothermal events, followed by a collapse of meteoric waters into the system causing retrograde alteration

(Beaver, 1986). Based on the minor amount of retrograde alteration the skarn deposit at South Mountain is classified as a deep-end (distal to the known intrusive) member of zinc skarns (Einaudi, et. aI., 1982, Beaver, 1986).

Most mineral production at South Mountain has been generated from ore zones occurring in the hedenbergite skarn. With a few exceptions, the skarn is only found east of the Golconda Structure. In the areas of the Texas and Standard mine workings the hedenbergite replaces the Laxey Marble (Freeman, 1982).

There are four mineral assemblages recognized in the hedenbergite skarns at

South Mountain. According to Freeman (1982) these assemblages include (1)

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	27-63
South Mountain Project	NI 43-101 Technical Report

unmineralized skarn which is composed primarily of hedenbergite, garnet, ilvaite,

quartz and calcite; (2) mineralized skarn composed of pyrrhotite, sphalerite,

chalcopyrite and galena with clays, actinolite and remnant clinopyroxene; (3)

argentiferous galena veins (previously described); and (4) altered skarn composed of fine-grained alteration products of tactite. The sulfides occur as small pods and stringers, but may be concentrated into semi-massive to massive irregular replacement pipes up to 50 feet in diameter (Freeman, 1982).

Additionally, according to Freeman (1982), each mineral assemblage occurs in several distinct zones, but no systematic arrangement of zones was observed.

Beaver (1986) noted that fractures and bedding induced a strong control on skarn localization, as abundant examples of skarn associated with these features were found. The following description of the mineralized skarn is taken from

Freeman (1982):

"Mineralized tactite [skarn] typically contains fresh remnants of garnet and clinopyroxene, except where the sulfides comprise large, massive replacement bodies. Many sulfide stringers are located near the base of radiating clinopyroxene blades. Particular growth zones of andradite [garnet] are commonly preferentially replaced by sulfide minerals. Occasionally, sulfide stringers and cavities filled by ilvaite, quartz, and calcite occur on the opposite sides of clusters of clinopyroxene. However, relations between the sulfides and the ilvaite, quartz, and calcite were not observed. The sulfide minerals in mineralized skarn are pyrrhotite, chalcopyrite, sphalerite, and galena. All the minerals are closely intergrown. Large inclusions of pyrrhotite and chalcopyrite are present in sphalerite. However, many crystals of sphalerite contain vein lets of pyrrhotite and chalcopyrite. Rims of chalcopyrite may occur around sphalerite.

Trains of microscopic beads of chalcopyrite in sphalerite are ubiquitous and suggest that exsolution of chalcopyrite has occurred. The sphalerite is metallic,

dark grey marmotite, which has high iron content. Galena was identified in only a few sulfide replacement bodies and appears to have replaced the other sulfide minerals.

Pyrrhotite and sphalerite may be disseminated in the unmineralized skarn. A reddishbrown, highly birefringent clay replaces hedenbergite adjacent to the sulfide minerals. The clay is probably an iron and manganese-rich variety of montmorillinite. Actinolite and epidote occur as finely-granular alteration

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	28-63
South Mountain Project	NI 43-101 Technical Report

products of hedenbergite in massive sulfide replacement pipes." Beaver (1986)

notes that the Sonneman stock skarn is enigmatic in that it contains pyroxene which is more diopsidic than other skarn from the property; no skarn is developed in the surrounding Laxey marble, and the skarn mineralogy differs from that developed in carbonate, with abundant idocrase, sphene and grossularitic garnet present. Beaver further states that idocrase is typically found near the marble front in calcic skarn systems, and thus appears out of place in relation to the diopsidic pyroxene.

9.2 Gold Mineralization

Exploration mapping and sampling by TMG staff in 2009 outlined an igneous breccia on the south side of South Mountain with an associated gold anomaly.

Outcrops of intrusive breccia have been mapped and sampled along an area approximately 5,000 feet by 1,500 feet and the intrusive breccia cuts meta-

sediments and granitic rocks at the site. The breccia contains angular and rounded lithic rock fragments that include multi-lithic granitics, schists, quartzites,

and minor carbonates contained in a silica-rich, granitic matrix. Thin section studies identified the presence of secondary biotite and variable amounts of potassium feldspar suggesting potassic alteration. Small quartz veinlets cut the breccia where exposed in rock outcroppings and minor amounts of disseminated pyrite is present in the rock fragments in the breccia.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	29-63
South Mountain Project	NI 43-101 Technical Report

10 EXPLORATION

Exploration activities from 2008 to 2009 included the following:

  surveying the claim boundaries,
  rehabilitation of the Laxey and Sonneman adits,
  surveying Laxey and Sonneman Tunnels,
  geologic mapping,
  geochemical sampling,
  development of an initial Technical Report.

The major costs for development and exploration by TMG during 2008 and 2009 were $412,282 as shown in Table 10-1.

Table 10-1 Major Expenditures for Exploration and Development at the
South Mountain Project.

Vendor	Cost	Purpose

REI Drilling	$ 200,578	Core Drilling at South Mountain in 2008

Dennis Lance	$63,115	Consulting Geologist ]on site geology, mapping,
		and drill core logging

Timberline	$50,529	Survey company that completely reestablished
Surveying		the grid and property boundaries at South
Mountain

Warner Construction	$44,959	Underground Adit collar and maintenance work.

Centra Consulting	$29,448	Environmental Consultants establishing baseline
		for water quality

ALS CHEMEX	$23,653	Outside lab where all assays are conducted

Total	$ 412,282

10.1 Surveying

A priority portion of the patented claims and the leased ground were surveyed during the 2008 field season. Twenty-one new unpatented claims were added to the property holdings. The surveyed locations for claim corners and leased land boundaries from past surveys were checked and confirmed. The author believes the current, updated survey information is valid and outlines accurate claim and land boundaries.

Other activities during the 2008 field season included a survey of the Laxey underground workings to the point that the surveys by SMMI could be confirmed.

This was essential to develop drill targets to test downdip extensions of the ore shoots exposed in the underground workings.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	30-63
South Mountain Project	NI 43-101 Technical Report

10.2 Laxey and Sonneman Adit Rehabilitation

The Sonneman portal and workings were rehabilitated during 2008. The portal improvements included addition of a lockable steel door system on the Laxey and Sonneman portals.

10.3 Geologic Mapping

Geological mapping during 2009 outlined an igneous intrusive breccia on the south side of South Mountain. Outcrops of intrusive breccia have been mapped along and area approximately 5,000 feet by 1,500 feet and cuts the mixed meta-

sediments and granitic rocks at the site. The breccia contains angular and rounded lithic rock fragments that include schists, quartzites, carbonates, and granitic rock contained in a silica-rich, granitic matrix. Small quartz veinlets cut the breccia where exposed in rock outcroppings. Five (5) polished thin sections and one (1) polished section from the South Mountain project were sent to LTL

Petrographics (Dr. Lawrence Larson) in Sparks, Nevada for petrographic analysis. Samples collected from the intrusive breccia analyzed by Dr. Larson confirm the rocks have been potassically altered with the formation of variable amounts of K-spar and secondary boitite. The full report on the petrographic study can be found in Appendix B

10.4 Geochemical Sampling

Rock chip samples collected by TMG staff from the intrusive breccia and the surrounding rocks resulted in gold values ranging from 490 ppb ppm to 8,810 ppb. Additional rock chip samples were collected by Kinross geologists in 2009 during an evaluation of the property. Kinross collected rock chip samples from the breccia at South Mountain that produced gold values closely matching the rock chip geochemical values collected by TMG staff. The locations of the rock chip samples collected by TMG are plotted on the map shown in Figure 10-1.

The gold values of the rock chip samples collected by TMG are shown on Figure

10-2. The gold values increase in rock chip samples collected from along the contact of the intrusive breccias. Figure 10-3 shows a comparison of the rock chip samples collected by TMG and by the Kinross staff. Geochemistry results for the rock chip samples are included in Appendix C

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	31-63
South Mountain Project	NI 43-101 Technical Report

A soil sample program was conducted in the area of the intrusive breccia on

South Mountain by TMG staff and contract geologist Dennis Lance. Soil samples collected from a 2008 orientation sample grid over the breccia zone resulted in gold values ranging up to 310 ppb. During the 2009 field season, an expanded soil grid was completed over the breccia zone. Figure 10-4 shows the location and results for gold in soil samples collected from South Mountain. The soil samples were collected from a grid oriented west-northwest with a sample spacing of 100 feet along the lines. The soils were collected from the c-soil horizon and sieved to 80 mesh. Gold values in the soil samples ranged up to

701 ppb. Copper in soils collected from the South Mountain sample grid is shown in Figure 10-5. Molybdenum in soil samples is shown in Figure 10-5.

Geochemistry for the soils samples is included in Appendix D

There has been insufficient exploration to define a current resource associated with the gold soil anomaly at South Mountain and the Company cautions that there is a risk further exploration will not result in the discovery or delineation of a resource.

10.5 2008 Technical Report

A non-NI43-101 compliant technical report was completed by Kleinfelder, Inc.

during 2008. The technical report was compiled to provide an initial independent assessment and validation of the geological and mineralogical data gathered at the site to date and make recommendations for future work. The Kleinfelder technical report was an initial mineral resource evaluation did not constitute a 43-

101 compliant ore resource and was meant only as a tool for further development of the South Mountain Property.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	32-63
South Mountain Project	NI 43-101 Technical Report

11 DRILLING

A total of 2,085 feet of core was drilled in two exploration holes during 2008 in the Texas core hole and the DMEA-2 core hole. The locations of the two core holes are shown on Figure 11-1. The Texas core hole was collared on the north side of South Mountain and drilled to a depth of 1,222 feet, targeting the deeper reaches of the Texas ore zone. The Texas core hole was drilled at an angle of -

60 O and at a bearing of 195 O. The drill hole was terminated in calcsilicate altered schist possibly near to the original target ore zone. A down-hole survey indicated the boring flattened out and deviated away from the targeted ore zone.

Drill hole DMEA-2 was drilled in 2008 to a depth of 863 feet and targeted the downdip extension of mineralization below the DMEA-2 ore zone that is readily identifiable on both the Laxey and Sonneman levels. This hole was drilled at an angle of -86 O at an azimuth of 42O. The extension of the DMEA-2 ore zone was intersected in two zones at 657 to 669.5 feet and 687 to 674.5 feet contained within skarn with an approximate width of 162 feet. The mineralized intercepts intersected in DMEA-2 confirms the extension of the DMEA-2 ore zone to a depth of 300 feet below the Sonneman level. The assay information for the mineralized intercepts is included in Appendix E. Table 11-1 lists the gold, silver lead, and zinc values encountered in these intervals.

Table 11-1	Mineralized Intercepts from DMEA-2.

Interval	Length		Au opt	Ag opt	Zn %	Cu %	Pb %

657’-669.5’	12.5	feet	0.066	1.46	7.76	0.276	0.306

687’-704.5’	17.5	feet	0.129	1.89	2.18	0.183	0.152

The DMEA-2 core hole successfully encountered the mineralized DMEA-2 ore zone extending the projected mineralization an additional 300 feet below the

Sonneman tunnel. The mineralization intercepted in DMEA-2 suggests the gold values may be increasing with depth compared to the mineralization found in the

Sonneman and Laxey tunnels. The width of the mineralized zone drilled in the

DMEA-2 core hole is approximately 40 feet in which the significantly mineralized intercepts are reported in Table 11-1.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	33-63
South Mountain Project	NI 43-101 Technical Report

12 SAMPLING METHOD AND APPROACH

Bowes (1985) initiated a systematic method of surface soil and rock chip sampling to further delineate known mineralized zones and detect unknown zones. To perform the controlled geochemical sampling, three surface study grids were set on the property. Geochemical data was collected from C-horizon soils and analyzed using Emission Spectrography. A total of 1,865 soil sample and 326 rock chip data points were collected between 1981 and 1984. The soil and rock chip data indicate localized surface expression of mineralized zones found at depth within the property.

In 2008 and 2009, TMG performed geologic sampling and rock chip sampling to confirm the earlier Bowes sampling programs and to expand the surface geochemical coverage. Rock chip samples from rock outcroppings at the South

Mountain Project were collected from selected sites and lithologies.

Approximately five to seven pounds of rock chips were collected from each sample site. The rock chip samples were shipped to ALS CHEMEX for sample preparation and geochemical analysis.

A soil sample grid was established on South Mountain to test the area around the intrusive breccia. The soil grid lines were set on a N60W direction and samples were collected on 200 foot intervals with priority spacing on the areas of favorable geology. The grid was oriented N60W so that it would be perpendicular to the major structures in the area. The 200-foot spacing was selected to collect initial samples with the potential of closer spaced sampling in zones with anomalous soil samples. The soil samples from the sampling grid on South

Mountain were collected from the C-soil horizon and sieved in the field to -80 mesh. Approximately 80 to 100 grams of the sieved soils sample were placed in

4X7-inch soil sample bags. A total of 236 soil samples were collected from the grid during the 2008 and 2009 field seasons. The soil grid covered an area approximately 5,600 feet by 2,300 feet, or 325 acres.

The core drilled in DMEA-2 had a recovery rate of approximately 95% and provided a highly representative sample of the rock encountered in the drill hole.

Relevant samples collected from DMEA-2 are listed in Table 11-1. Core from the

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	34-63
South Mountain Project	NI 43-101 Technical Report

mineralized section of the DMEA-2 core hole was cut in half using a diamond rock saw. One half of the ore was saved for logging purposes and the other half was used for geochemical sampling. The core was sampled with intervals ranging from 1 to 3.7 foot lengths based on lithology and mineralogy changes.

The estimated true width of the mineralized section of DMEA-2 is approximately

40 feet. The core samples were sent to ALS CHEMEX for sample preparation and analysis.

The author concludes that the sampling methods and approach conducted by TMG staff followed sound geologic field practices and provide representative samples for the project.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	35-63
South Mountain Project	NI 43-101 Technical Report

13 SAMPLE PREPARATION, ANALYSES AND SECURITY

All rock, soil, and core samples reported during the 2008 and 2009 field programs were collected by Mr. Pete Parsley, M.S. and Vice President of

Exploration for TMG, who kept all samples personally secured until shipped to the analytical labs. Approximately two to seven pounds of rock chips were collected from each sample site. The rock chip samples were labeled and stored in cloth sample bags. The rock chip samples were stored by Mr. Pete Parsley until being shipped to ALS CHEMEX Labs. The gold in the rock chip samples were tested using Method codes AA23 and GRA21. The other elements in the rock chip samples were tested using method code ME-MS41.

The soils samples were collected from 12 to 18 inch deep holes to expose the C-

soil horizon. The samples were sieved to -80 mesh and approximately 80 to 100 grams of the sieved soils sample were placed in 4X7-inch soil sample bags. The soil samples were stored by Mr. Pete Parsley until shipped to ALS CHEMEX by

TMG personnel. The gold in the soil samples were tested using Method codes

AA23 and GRA21. The other elements in the soil samples were tested using method code ME-MS41.

The core from the 2008 ad 2009 drilling programs was transported to the TMG

Garden City, Idaho office for sample preparation. The core was cut in half using a diamond saw. One half of the ore was saved for logging purposes and the other half was used for geochemical sampling. The core was sampled with intervals ranging from 1 to 3.7 foot lengths based on lithology and mineralogy changes. The core samples were sent to ALS CHEMEX for sample preparation and analysis. The gold in the core samples were tested using Method codes

AA23 and GRA21. The other elements in the core samples were tested using method code ME-MS41.

The sample preparation for all of the TMG soil, rock chip, and core sampling programs was completed by ALS CHEMEX at their preparation facility in Elko,

Nevada and analyzed at their lab in Vancouver, British Columbia.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	36-63
South Mountain Project	NI 43-101 Technical Report

The ALS CHEMEX laboratory in Vancouver, British Columbia analyzed the soil samples for gold using method code AA23, GRA21 and ME-MS41 for other elements. Method code AA23 is a fire assay procedure with an Atomic

Absorption Spectroscopy analytical method. In this procedure a prepared sample is fused with a mixture of lead oxide, sodium carbonate, borax, silica and other reagents as required, inquarted with 6 mg of gold-free silver and then cupelled to yield a precious metal bead. The bead is digested in 0.5 mL dilute nitric acid in the microwave oven, 0.5 mL concentrated hydrochloric acid is then added and the bead is further digested in the microwave at a lower power setting. The digested solution is cooled, diluted to a total volume of 4 mL with de-mineralized water, and analyzed by atomic absorption spectroscopy against matrix-matched standards.

Method code GRA21 is a fire assay procedure that uses a gravimetric analytical procedure. In this method, a prepared sample is fused with a mixture of lead oxide, sodium carbonate, borax, silica and other reagents in order to produce a lead button. The lead button containing the precious metals is cupelled to remove the lead. The remaining gold and silver bead is parted in dilute nitric acid,

annealed and weighed as gold. Silver, if requested, is then determined by the difference in weights.

Method code ME-MS41 used to test the elements other than gold, is a geochemical procedure where a prepared sample (0.50 g) is digested with aqua regia in a graphite heating block. After cooling, the resulting solution is diluted to with deionized water, mixed and analyzed by inductively coupled plasma-atomic emission spectrometry. Following this analysis, the results are reviewed for high concentrations of bismuth, mercury, molybdenum, silver and tungsten and diluted accordingly. Samples are then analyzed by ICP-MS for the remaining suite of elements. The analytical results are corrected for inter-element spectral interferences.

ALS LABORATORY GROUP, Minerals Division, ALS CHEMEX in Vancouver,

British Columbia is an accredited Laboratory (No. 579) the conforms with requirements of CAN-P-1579 , CAN-P-4E (ISO/IEC 17025:2005)) of the

Standards Council of Canada. The assay results for the samples for rock chip,

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	37-63
South Mountain Project	NI 43-101 Technical Report

core and soil sample collected by TMG were checked by duplicate samples and internal blank samples tested by ALS CHEMEX. Duplicate sample results for soil samples and one core sample are listed in Table 13-1. The comparisons of the duplicate assays show that the errors are within acceptable range.

Table 13-1 Comparison of Duplicate Samples from ALS CHEMEX Laboratories

		Au-ppm	Ag-ppm	Au-ppm	Ag-ppm
		Au-	ME-
Sample Type	Sample No.	AA23	MS41	Au-AA23	ME-MS41

		Original		Duplicate

Soils	89773	0.045		0.099

	89775		0.33		0.35

	89786	<0.005		<0.005

	89790		0.36		0.29

	89806	<0.005		0.009

	89826		0.32		0.31

	90705	0.352		0.342

	90011	0.25			0.25

Core	90237		2.91		2.98

It is the author opinion that the sample preparation, security, and analytical procedures for the 2007, 2008 and 2009 sampling program were adequate for the current use of the data. However, the author suggests TMG expansion the

QA/QC program in the more extensive planned 2010 drilling and sampling program.

14 DATA VERIFICATION

Channel samples were collected from mineralized ore zones found in the Laxey and Sonneman tunnels by South Mountain Mining, Inc. (SMMI) during the

1980’s. In 2008, TMG staff compiled the results underground channel sampling completed by SMMI on the Laxey and Sonneman Levels. The SMMI sampling program included duplicates samples from the ore zone in the Laxey and

Sonneman tunnels that were submitted to separate laboratories by SMMI for

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	38-63
South Mountain Project	NI 43-101 Technical Report

data verification. Splits of the samples were submitted to both Skyline Labs Inc.

in Wheatridge, Colorado and Specomp Services in Boise, Idaho. Table 14-1

shows the results and comparison of assay results. The original assay documents for the sampling completed by SMMI are stored at the Garden City,

Idaho TMG office and available for inspection. The original assay files were found to be in good order and well maintained.

TMG conducted a sampling program to re-sample selected channel samples collected earlier in the Texas, DMEA-1, DMEA-2, DMEA-3, and DMEA-4 Ore

Zones in 2008 as part of due diligence during the acquisition period of the property. The re-sampled channel samples were collected in the same locations as SMMI samples as a comparison within known mineralized zones. Assays of the new samples were compared to the original samples collected by SMMI. The results of the sample comparison are shown in Table 14-2 in Section 24. The original and duplicate sample locations were examined by the author during

October of 2009. The TMG channel samples are clearly marked by painted labels on the tunnel ribs.

The re-sampled channel samples collected by TMG show similar values when compared to the original samples collected by SMMI (Table 14-2). The mineralization in the channel sample locations is generally intergrown sulfide minerals that include pyrrhotite, chalcopyrite, sphalerite, and galena. Large inclusions of pyrrhotite and chalcopyrite are often present in sphalerite. A close match between the TMG and the SMMI sampling would be difficult due to the heterogeneous mixture of sulfide minerals present in the mineralized zone. The

TMG sample values tend to be conservative. The TMG samples were selected in the database to be used for mineral resource estimates. There were no twinned holes completed by TMG during the 2008 and 2009 field programs.

Most of the SMMI underground drilling was conducted from drill stations within mineralized ore shoots and were only drilled short distances away from the tunnel. The re-sampled channel samples in some cases parallel the drilling.

During the underground inspection the author observed that mineralized zones were consistent and well exposed along the tunnel ribs and faces. It can be assumed that the channel samples collected along the tunnels are representative of the mineralized zones drilled and projected away from the tunnels. The author

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	39-63
South Mountain Project	NI 43-101 Technical Report

suggests twinning selected SMMI drill holes during future field programs. It may be beneficial to twin the selected holes using a core drill as most of the holes drilled by SMMI were by jackleg long, a method that may actually reduce the value of the cuttings by washing some of the finer sulfide fraction out of the material being cut by the drill. It is the opinion of the author that the assay values for drilling and channel sampling in the database are valid and is adequate for this study.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	40-63
South Mountain Project	NI 43-101 Technical Report

15 ADJACENT PROPERTIES Adjacent properties were not examined or included in this report.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	41-63
South Mountain Project	NI 43-101 Technical Report

16 MINERAL PROCESSING AND METALLURGICAL TESTING

Metallurgical testing was completed for the property in 1987 by SMMI. The metallurgical report for this property is included in this document for informational purposes only and was not used in the resource calculations. Select samples collected from the South Mountain Mine were sent by Bowes, Inc. to Dawson

Metallurgical Laboratories, Inc., in Murray, Utah in 1987. The scope of the metallurgical was limited to flotation testing to provide data for net smelter evaluation. The Dawson metallurgy study included the analysis of six bulk samples collected from the DMEA, Anderson, and Texas ore zones. The six samples were composted for testing purposes with the resulting assay listed in

Table 16-1.

Table 16-1 Head Assay Results: Composite Sample, William A. Bowes, Inc.

	Au opt[1]	Ag opt	Cu %	Pb %	Zn %	Fe 5

Assayed Head	0.19	6.10	0.50	2.30	16.35	27.9

1. opt – ounces per ton

The composite sample responded well to selective flotation as shown in Table 16-2.

Table 16-2 Flotation Test Results Summary

		Assay					Distribution %

	Wt %	Au	Ag	Cu%	Pb%	Zn%	Au	Ag	Cu	Pb	Zn
		opt	opt

Pb Cl	4.21	2.93	118.5	7.87	53.60	4.20	61.10	77.80	57.40	91.40	1.10
Conc			0

No. 3 Zn	27.22	0.08	1.00	0.25	0.10	52.80	10.80	4.20	11.70	1.10	85.70
Cl Conc

Zn Scav	26.97	0.01	0.20	0.04	0.05	0.30	1.30	0.80	1.90	0.60	0.50
Tails

The 1987 Dawson metallurgical study was limited to the flotation testing and did not include development of flow sheet optimization. The complete Dawson metallurgical test is included in Appendix F.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	42-63
South Mountain Project	NI 43-101 Technical Report

17 MINERAL RESOURCE ESTIMATES

The mineral resource estimates in this report were completed by Gregory

Wittman of NWGG. Mr. Wittman has been an Exploration Geologist since 1973 for several large mining companies and specializes in the fields of geology,

mineral exploration, mineral resource estimation and classification. He has prior experience with TMG and the South Mountain mines working for Kleinfelder, Inc.

where he authored the Geology, Mineralization, and Mineral Resource sections of a non-43-101 compliant technical report. Mr. Wittman does not have any beneficial interest in TMG and will be paid a fee for this work in accordance with normal professional consulting practice.

The mineral resource estimates in this report are limited to examination of the mineralized material contained in the Laxey, Sonneman, and Texas Mines (Main

Mine Area). This mineral resource estimate is based on resources calculated on

February 15, 2009. The mineralization in the Main Mine Area is polymetallic in nature with variable values for silver, gold, copper, lead, and zinc. The metal with the most consistent value within the mineralized areas along the Laxey and

Sonneman tunnels was silver. Silver was selected to be used as the element defining the limits and cutoff grade containing the ore zones.

The resource estimate outlines the indicated resources and an estimate of the inferred mineral resources which are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. Furthermore, there is no certainty that the results projected in the resource estimate will be realized and actual results may vary substantially. Exploration targets outside of the Main Mine Area are not included in this resource (i.e. South Mountain geochemical soil anomaly). The effective date of this resource estimate is February 15, 2009,

17.1	Verification of Historical and New Data

17.1.1	Drilling Data

Historic drill holes Laxey and Sonneman tunnels were completed by SMMI from

1980 to 1987. The historic drilling included both core holes and long-hole Northwestern Groundwater & Geology South Mountain Project NI 43-101 3/23/2010

Thunder Mountain Gold	43-63
South Mountain Project	NI 43-101 Technical Report

borings from drill stations along the tunnels. The SMMI holes were drilled from drill stations generally within the underground workings and targeted the main mineralized zones and their holes were drilled short distances into the rock to define the limits of the mineralization. Deviation in the SMMI drill holes would be minimal due to the short length of most of the borings. TMG did not drill any twinned holes to verify the SMMI drill assays in the existing tunnels, however,

TMG did drill DMEA-2 that intercepted the down-dip extension of the DMEA-2 ore shoot. The mineralization intercepted in the DMEA-2core hole verifies the down-dip extension of the DMEA-2 ore zone to a depth of approximately 300 feet below the present Sonneman Tunnel level. The locations of the drill holes used in the resource evaluation are plotted on Figure 17-1. The highest density of drilling is highest within the more highly mineralized zones. The average spacing of boring in the Sonneman Level is approximately 25 feet along the tunnel. The boring spacing along the Laxey level averages approximately 50 feet along the tunnel. A listing of the drill data used in the resource calculations is shown in

Table 17-1

17.1.2 Channel Sample Data

Channel samples were also collected by SMMI during the period of 1980 to 1987 from the Sonneman tunnel. TMG did re-sample selected channel samples in mineralized sections of the Laxey and Sonneman tunnels. The re-sampled channel samples confirmed the mineralization and provided values within reasonable comparative ranges for gold, silver, copper, lead and zinc. The comparison of the results between the SMMI and TMG samples are shown in

Table 14-2. A total of 59 channel samples collected along the Sonneman tunnel were plotted and included in the resource estimation. The channel sample locations are plotted in Figure 17-2. The TMG samples tended to have assay results lower than the SMMI channel samples. The TMG channel samples were used in place of the SMMI sample values where applicable in this resource calculation to provide a more conservative estimate. A listing of the channel sample data used in the resource calculations is shown in Table 17-2.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold		44-63
South Mountain Project		NI 43-101 Technical Report

17.1.3	Data Verification

The author conducted an underground inspection of the Laxey and Sonneman tunnels and the associated mineralized zones on October 19 and 28, 2009. The mineralized zones in both tunnels were well defined and easily observed. Many of the original channel sample locations were marked on the tunnel faces. The

2008 TMG sample locations were clearly marked. The vertical contiguous nature of the ore is well represented in the mined Texas ore shoot on the southeastern extents of the main mine system.

The locations of both the historical and recent drill holes and the channel samples were tied to the 2008 survey completed by TMG. In 2008, TMG compiled all of the assays from the drilling and channel sampling into a data base. The assay values for gold, silver, copper, lead and zinc from samples collected from the drill holes and channel samples are listed in Tables 17-1 and

17-2, respectively.

The SMMI and TMG assay records were inspected by the author and compared to the TMG database that has been compiled for the property. There were no inconsistencies found in the TMG database when compared to the original laboratory assay reports. The resampled channel sample values collected by

TMG verified the location of the mineralized zones. The channel samples collected by SMMI and TMG both correlated well to the assays of drill hole assays collected from site adjacent to the channel samples. Variations in metal values comparing the TMG samples and the SMMI samples in Table 14-2 are likely attributed the smaller size sample collected by TMG and the variation in sulfide mineral assemblages within the mineralized zones. The assay data from the DMEA-2 core samples suggest the silver and gold values increase with depth. It is the opinion of the author that the assay values for drilling and channel sampling in the database is valid and can be used in this mineral resource estimation with a high level of confidence.

17.2 2009 Resource Calculations

The mineral resource calculations in this report were completed February 15,

2009. The resource calculations included a review and update of similar estimations for the site by the author and others. A non-43-101 compliant technical report that included a panel model ore estimate of the mineral resource

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	45-63
South Mountain Project	NI 43-101 Technical Report

at South Mountain was developed by Mr. Gregory Wittman and others of

Kleinfelder, Inc, dated May 18, 2008. The Kleinfelder mineral resource estimate was completed using historic assay data from past surface and underground drilling programs, as well as channel samples collected from the mine by SMMI.

The assay information included in the resource calculation used values for gold,

silver, copper, lead and zinc. The locations and values for the samples were initially plotted for each level of the mine to determine if the mineral resource could best be estimated by the polygonal bench method or with vertical panels.

Although the non-NI43-101 compliant 1985 Bowes resource study utilized polygonal methods to determine volume and mineralization, it was determined for the 2008 Kleinfelder study that vertically oriented panels would best represent the vein-like structure of the mineralization within the skarn and allow for offsets due to faulting.

The resource calculations for this study were completed on February 15, 2009.

The ore resource estimation performed for the 2009 resource estimation includes the initial resources outlined by Mr. Wittman of Kleinfelder in the 2008 non-

compliant technical report and updates the to the resource with information from the 2009 drilling program and underground channel sampling by TMG staff. The resource calculation incorporates assays from 124 of historic drill holes and the

2009 DMEA-2 core hole.

17.2.1 2009 Block-Panel Resources Estimation

The 2008 Kleinfelder non-43-101 compliant ore estimate outlined twelve primary panels based on the continuity of the silver assays on the Golconda Level, the

Laxey Level, and the Sonneman Level of the mine. For this study, the 2008 resource estimate was recalculated with updated assay values after valuation of the data base and addition of the new data from core hole DMEA-2. The panels that were developed using silver assay values as a guide are shown in Figures

17-3 through 17-6.

The assay values for gold, silver, copper, zinc, and lead were plotted for each of the drill holes for both the Laxey and Sonneman tunnels. Silver assay data was used as the guide to determine the mineralization width and trend on the Laxey and Sonneman levels of the mine. Silver values appear to be more consistent

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	46-63
South Mountain Project	NI 43-101 Technical Report

when compared to the base metals, which tend to exhibit vertical and horizontal zonation. A silver cutoff grade of 1.0 opt was used to outline the primary high-

grade panels representing the indicated resources, which generally range from five (5) to 15 feet in width along the drifts. Silver values, ranging from 0.9 to 0.1 opt, and occur extending laterally approximately 10 feet on either side of the main vein system were included in the subset lower-grade panels representing the inferred resources. The panel width for this ore estimation was set at 10 feet for the higher-grade central panel or indicated resource. The lower grade lateral panels representing the inferred resource extend outward from the high-grade panels to a perpendicular distance of 10 feet on either side.

It is assumed for this model, the DMEA-1, DMEA-2, DMEA-3, and DMEA-4 Ore

Zones found in both the Laxey and Sonneman tunnels are connected down dip and up-dip between the levels. All of the panels outlined in the resource estimation are oriented along the strike and dip mapped of the skarn body that contains the base-metal mineralized zones (ore shoots). The high grade silver ore outlined between the 6,860 (Sonneman) and 7,160 (Laxey) foot elevations appear to be vertically connected with possible faulted offsets perpendicular to the strike of the vein. It is assumed for this resource calculation that the vein on the 6,860 and 7,160 foot elevations are vertically connected and form a continuous 10-foot wide high-grade panel steeply dipping to the southwest. The down-dip extent of the panel is assumed to be continuous between the 6,860 and

7,160 foot elevations at the Texas zone and the DMEA zones (Figure 17-3).

The central panel represents the indicated mineral resources. The silver values drop at the 7,160-foot elevation compared to the sliver values on the 6,860-foot elevation in the Anderson zone. The Anderson zone Panel 5a is assumed to be present only on the 6,860 foot elevation and is not projected to 7,160 feet (Figure

17-4). The vertical panels were divided into upper and lower sections based on vertical differences in the assay data. The vertical differences resulted in the division of the panels into five separate sections each with separate ore grades.

The two (2) subset panels adjacent to each primary panel represent the indicated

mineral resources.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	47-63
South Mountain Project	NI 43-101 Technical Report

The total estimated resources in the panel model resulted in 974,376 tons of indicated resources and 2,517,056 tons of inferred resources. The tonnage estimate is based in using a specific gravity of 4.5 resulting in 280.9 lbs/cubic feet based on the amounts of pyrite and sphalerite found in the ore zones. Historic mine maps and mining records provided by TMG outlined much of the past mining activity at the South Mountain Mine. The author visited the property to inspect the underground workings and past production on October 19, 2009 and

October 28, 2009. The documented mine production records appear to match the estimated mined volumes in the underground tunnels at the site. The mined tonnages were estimated from the historic records and subtracted from the new panel resource calculation. The past mining activity concentrated on the higher grade ore in the mine, so it is assumed that mined material should be subtracted from the higher grade panels which include the indicated reserves.

Approximately 216,611 tons of total material was estimated to have been mined from the existing 8,000 feet of underground workings. The indicated resource,

adjusted for material previously mined, is calculated at 841,407 tons.

The main high-grade panels are shown on Figures 17-3 – 17-6 identified with an

"a" designation. Table 17-3 lists the tonnages and grades for all of the block-

panel indicated resources and the respective grades. The lower-grade resource panels located on the south side of the high-grade panels are designated with a

"b" on the panel. The lower-grade panels found on the north side of the higher-

grade panels are designated with a "c" following the panel number. Table 17-4 lists all of the inferred resource block-panels and the respective grades. Figure

17-6 illustrates the location of all the modeled panels in relation the existing underground workings.

The mineral resource estimate was projected below the modeled panels to a depth of 150 feet. Although one of the ore shoots, the Laxey, was mined to a depth of approximately 300 feet below the Sonneman, these resources have not been confirmed by drilling and are considered potential extensions of the mineralized vein. The potential mineralization was also extended above panels 1 and 4 along strike of the mineralization to the topographic surface (Figure 17-3).

The inferred resource assay values for the extended panels are assigned from the average assay value for the corresponding panel either above or below. The assay values for blocks 10 a, b, and c are assigned base on the values in the

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	48-63
South Mountain Project	NI 43-101 Technical Report

intercept of the 2008 DMEA-2 core hole approximately 300 feet below the

Sonneman Tunnel. Possible extensions of mineralization along the trend of the skarn body are projected and listed as inferred resources along vertical skarn extensions.

A summary of the indicated and inferred resources for the South Mountain Main

Mine area are listed in Tables 17-5 and 17-6 respectively. The grades for gold,

silver, copper, lead and zinc are listed as weighted averages.

Table 17-5 Estimated Indicated Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Indicated
Resources	895,451	36,886	2,978,747	16,326,048	4,426,102	75,557,257

Weighted
Average Grade[1]		0.04	3.33	0.79	0.25	4.22

1. A weighted average was used for the grades instead of a simple average since the panel block sizes vary in size and volume. Weighted Average differs from a regular average because calculation of the average is affected by volume. In general, a weight is assigned to individual quantities to ensure an accurate average is calculated.

Table 17-6 Estimated Inferred Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Inferred
Resources	2,517,057	24,768	1,948,040	30,630,750	4,339,697	45,687,709

Weighted
Average Grade		0.01	0.78	0.61	0.09	0.91

The historical resource done by Bowes (1985) outlined 91,817,000 lbs of Zinc,

13,157,000 lbs of Lead 8,339,000 of copper, 3,530,000 ounces of silver, and

23,500 ounces of gold. The Bowes (1985) totals are different from the current resource estimations because of the use of the updated TMG channel samples in the calculations and the addition of extensions of mineralization below the

Sonneman Tunnel defined by DMEA-2 core hole (Table 11-1). Other causes for the differences between the Bowes (1985) and present resource estimation results may be caused from the inclusion of assay values in the individual polygonal blocks versus the block-panels. The indicated and inferred resource estimates meet NI43-101 standards.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	49-63
South Mountain Project	NI 43-101 Technical Report

The mineral resource estimation was completed using CorelDraw Version X4 to view and plot the maps of the historic mining activities at the site and the drilled assay maps. The distances and dimensions of the old workings were determined and panel sizes were designed to fit within the mineralized zones.

The mineralized zones were based on drilling information, sample assays,

historic mine maps and underground geologic maps of the Laxey and Sonneman levels of the mine. Microsoft Excel was used to calculate the volumes for the panel sections and determine the average grade for each mineralized zone. The results were summarized in Excel to produce the report table.

17.3 Additional Information

There have not been any issues identified with this project that would change estimates of mineral resources or would materially affect mining, metallurgical,

infrastructure and other relevant factors. There are no known environmental,

permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant issues that would negatively affect this project identified at the time this report was completed. The outlined mineral resources would be best mined using underground methods. Likely infrastructure and associated disturbance would be on private land within mineral rights. The permitting process would be done through the state of Idaho. A pre-production feasibility study would outline the metals market, mining methods, processing methods, infrastructure needs,

workforce requirements and availability and permitting strategy.

Based on the work done for this study, the following observations and assumptions can be made for the key elements:

  There is a high likelihood that the additional planned exploration on the resource in 2010 will tighten up the mineral inventory to the point that a pre-feasibility study could be completed.
  TMG has completed a thorough review of the land title on their purchased land, as well as the leased parcels. There does not appear to be any potential issues with land ownership, including the potential of unrecognized underlying royalties.
  The observed underground rock conditions in the Laxey and Sonneman tunnels are stable as some of the workings have been open for over 80 years. The stability of the rock will allow the most economic method for mining the mineralized zones to be utilized.
Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	50-63
South Mountain Project	NI 43-101 Technical Report

  The historic mining that has been done at South Mountain, as well as the historical Dawson Labs metallurgical study completed by SMMI, indicate that the sulfide mineralization is readily extractable by standard floatation methods. Additional updated work will be done, but it is reasonable to believe that recoveries should be similar to historic recoveries that are also mirrored by the Dawson test work.
  There is a workforce available in the area. The nearby Delamar Mine that operated from the 1970s into the 1990s, had a large crew that lived in Jordan Valley, Oregon and Nampa, Idaho. The unemployment rate in 2010 in the region is relatively high, and new jobs in the area would be welcome.
  Infrastructure requirements would be dependent upon the size of the operation that would be outlined in the planned pre-feasibility study.
  Water is readily available, the roads could easily be upgraded where necessary, and there is an existing power line within five miles of the mine site. Larger power requirements for the mine and mill will require and upgrade of existing 12 miles of power line to three phase, plus approximately the construction of five miles of new line.
  The type of floatation mill that would be required for the mineralized material in the Main Mine Area on the property will likely be designed around standard equipment. Both new and used milling equipment is readily available in the western United States.
  There are adequate number of contractors that are capable of doing all required work within the southern Idaho and northern Nevada region.
  The property is located on private land, and a majority of land around the mine area is private ranch land. Agreements with specific land owners would be necessary for infrastructure needs such as roads and power lines, and possibly a processing facility. The private land setting greatly simplifies and streamlines the permitting process as an environmental impact statement (federal agency permit under the National Environmental Policy Act) will not be necessary.
  Initial conversations with the county government have been favorable, and they indicated that Owhyee County would welcome a new tax base. This, coupled with the fact that the area has a history of mining, indicates a high likelihood of community support.
  One of the largest unknowns on a mining project is stable product prices. The market conditions will need to be addressed in the feasibility study.
Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	51-63
South Mountain Project	NI 43-101 Technical Report

18 OTHER RELEVANT DATA AND INFORMATION

The IDEQ had completed a Preliminary Assessment (PA) at the Sonneman Mine in July, 2002 that included a property description and mitigation/exposure pathways and potential targets. The report stated:

"Water samples from the adit shows concentrations of arsenic (50 micrograms/kilogram) equal to the Maximum Concentration Limit (MCL), but the risk is calculated at 1.1 x E-3 (EPA, 2002). The risk from arsenic downstream from the PPE (Probable Point of Entry) is calculated at 5.8 X E-4 and is approximately one-half of the MGL. The lead concentrations of both adit and downstream samples are approximately one-third of the MCL (0.015) as presented in the EPA's current Drinking Water Standard (EPA, 2002). JJ (IDEQ,

2002, p. 15).”

Based on these findings of the PA, the US Environmental Protection Agency

(EPA) recommended further action and IDEQ initiated an EPA-funded study. The extensive study and report were completed in March 2005 under contract from

Region 10 of the US EPA; the report is included herein as Appendix G. The 2005

IDEQ study identified two major areas of concern for risks to human health and the environment at the site: 1) the ore and waste stockpiles hear the Sonneman adit, and; 2) the BLM tailings facility lower in the Williams Creek drainage. The report included recommendations on methods for reclaiming both of these identified potential problem areas.

In 2006, South Mountain Mines completed the reclamation activities on the ore and waste stockpiles pursuant to the recommendations contained in the IDEQ report. The work was done by South Mountain Mines personnel with design and construction oversight by LFR, Inc. A copy of the Ore Consolidation Design and

Construction Report, prepared by LFR in 2007 is included herein as Appendix H.

In 2006, the BLM contracted with North Wind Environmental (North Wind) to design a reclamation program for the estimated 16-17,000 tons of tailings situated solely on BLM land below the Sonneman Mine portal and waste rock dump area. North Wind completed the outlined reclamation work in October 2007 by providing diversion ditches for a small side-drainage to Williams Creek,

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	52-63
South Mountain Project	NI 43-101 Technical Report

shaping and capping with both synthetic HDPE plastic and soil and fencing the area to exclude livestock access. The reclaimed area was also seeded then covered with straw mat material to minimize erosion. At the time of the completion of this report, a final construction report had not been delivered to

TMG.

As part of their due diligence in 2007, TMG conducted water sampling from a couple of mine portals and various locations along Williams Creek. They also contracted with Enviroscientists, Inc., to conduct an environmental data review and site assessment, which was completed under attorney-client privilege.

Based on the completed site work and environmental evaluations, TMG determined that the environmental issues associated with the Property were minor, and therefore and acceptable risk, given the long history of the mine site.

TMG retained Centra Consulting, Inc. (Centra) in 2008 and 2009 to conduct a

Spring and Seep Survey (S&SS) on the Williams Creek Drainage with a sufficient level of detail to support a Federal Pollutant Discharge Elimination System

(NPDES) permit application. The 2008 sampling event was designed to test the fall surface water conditions and the 2009 event the spring conditions. The

SS&S involved mapping surface water within the project area and characterizing physical and chemical properties of the major discharges. The Centra Spring and Seep Survey is included in Appendix I.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	53-63
South Mountain Project	NI 43-101 Technical Report

19	INTERPRETATION AND CONCLUSIONS

The rock types of the South Mountain area are comprised of an isolated exposure of metasedimentary and intrusive rock, surrounded by younger upper-Tertiary volcanic and sedimentary units of the Owyhee volcanic field.

The indicated resources in the Main Mine area at the South Mountain Project are shown on the following table (Table 1-1).

Table 19-1 Estimated Indicated Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Indicated
Resources	895,451	36,886	2,978,747	16,326,048	4,426,102	75,557,257

Weighted
Average Grade[1]		0.04	3.33	0.79	0.25	4.22

1. A weighted average was used for the grades instead of a simple average since the panel block sizes vary in size and volume. Weighted Average differs from a regular average because calculation of the average is affected by volume. In general, a weight is assigned to individual quantities to ensure an accurate average is calculated.

  The inferred resources in the Main Mine area at the South Mountain Project are shown on the following table (Table 1-2).

Table 19-2 Estimated Inferred Resources at the South Mountain Project

	Tons	Au oz	Ag oz	Cu lbs	Pb lbs	Zn lbs

Inferred
Resources	2,517,057	24,768	1,948,040	30,630,750	4,339,697	45,687,709

Weighted
Average Grade		0.01	0.78	0.61	0.09	0.91

  The indicated mineral resource in the Laxey, Sonneman, Texas mine area provides a potentially minable resource and meets the NI43-101 standards.
  Rock chip and soil samples collected from an area where intrusive breccias cut granitic rock on the southwestern side of South Mountain outline a gold anomaly with a length of approximately 5,000 feet by 1,500 feet. The gold values range up to 701 parts per billion (ppb) in soil samples and 5,810 ppb in rock chip samples.
Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	54-63
South Mountain Project	NI 43-101 Technical Report

In Northwestern Groundwater and Geology’s opinion, the silver and zinc indicated resources in the Laxey, Sonneman, Texas mine workings provide a potential minable resource. The intrusive breccias and gold anomalies found on

South Mountain should be further tested by drilling and geophysics.

The database that includes the past and present assay information appears to be adequate for an initial resource estimate. The density of the past SMMI sampling and drilling assays combined with the addition of the TMG 2008 and 2009 drilling and sampling programs provides sufficient evidence to outline skarn replacement system hosting gold, silver, copper, lead, and zinc mineralization. However, the author recommends that TMG conducts underground confirmation drilling by twinning selected SMMI holes and conducting addition channel sampling along the Laxey and Sonneman tunnels. Completion of the underground drilling and sampling would help to increase the level of confidence on the mineralized zones and possibly increase the potential tonnage on mineralized material.

The work completed by TMG during 2008 and 2009 has successfully met the company’s objectives. The acquisition of the patented claims, addition of unpatented claims, and acquisition of the leased lad blocks expanded the land package for the project to cover the area of geologic interest. The rehabilitation allowing access to the Laxey Tunnel in 2007 and Sonneman Tunnel in 2008

provided additional sampling to confirm the mineralized grades in the underground workings. Rock chip and soil sampling on the southern side of

South Mountain outlined a new gold geochemical anomaly. Completion of the work recommended in this report should further define and possibly expand the underground gold, silver, copper, lead, and zinc mineralization in the Laxey and

Sonneman tunnels. The planned drilling program for the gold geochemical soil anomaly on the south side of South Mountain will provide an initial test the new target.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	55-63
South Mountain Project	NI 43-101 Technical Report

20	RECOMMENDATIONS

Additional underground geochemical channel-sampling, structural mapping and core drilling are recommended to further outline and confirm the resources outlined in the Main Mine Area workings (Laxey and Sonneman Tunnels) to establish a measured resource. This would require rehabilitating some areas of the underground workings and development of underground drill stations for detailed definition of resources and evaluate potential downdip mineral extensions.

Geologic mapping, ground magnetic surveys, and structural analysis of the South Mountain Project area is suggested to explore for additional gold and targets similar to the South Mountain gold anomaly or possible faulted offsets to the existing gold anomaly.

If surface magnetic surveys correlate to areas of known mineralization, then a draped aeromagnetic survey of the South Mountain Property is recommended to search for unexposed mineralized igneous intrusions that are likely responsible for the mineralization exposed at the property.

Sufficient data has been developed on the gold anomaly that drilling is warranted in specific target areas. Up to five drill holes with a minimum depth of 1,000 feet are recommended as an initial phase, with one or more deeper holes planned once a geologic assessment has been made from the initial round of drilling. Drill access would be done with a road up to 5,000 feet long across the anomaly. Road cut samples on 100-foot centers should be completed along the newly constructed road.

Drill testing of all targets should be conducted in phases where success in the initial phase of drilling, would be followed by additional data analysis and drilling if warranted.

The following phased budget is recommended to further develop the South Mountain property.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	56-63
South Mountain Project	NI 43-101 Technical Report

Proposed South Mountain Project - 2010 Budget

PHASE 1
South Mountain Breccia Drilling
Road Construction/Site Preparation	$37,000
Reverse Circulation
5 holes X1200 feet X $20 ft	$120,000
Mobilization/ Demob	$15,000

Core Drilling
2 Core holes	$82,000
Mob-Demob	$15,000
Geophysics	$75,000
Permitting/Water Rights	$3,000
Reclamation Bonding	$5,000
Analytical Work	$25,000
Salaries and Overhead	$111,000

Subtotal Direct Exploration Expenses	$488,000
10% Contingency	$ 48,800
TOTAL Phase I	$536,800

PHASE 2
South Mountain Breccia Drilling
Reverse Circulation
5 holes X1200 feet X $20 ft	$120,000
Mob-Demob	Expensed Ph. 1

Laxey – Sonneman Exploration
Under Ground Drilling	$100,000

Surface Core Drilling
8 Core holes	$328,000
Mob-Demob	Expensed Ph. 1
Analytical Work	$36,000
Contract Surveying	$25,000
Consulting Geologists & Travel	$44,500
Reclamation Cost Estimate
Road & Pad Dirt work 7,500 ft X $2.00 $15,000
Drill hole Abandonment – Materials	$10,000
Salaries and Overhead	$217,074
Caretaker	$6,000
Subtotal Phase 2 Exploration Expenses	$901,574
10% Contingency	$ 90,157
TOTAL Phase 2	$991,731
Grand Total 2010 Budget	$1,528,531

Northwestern Groundwater & Geology
South Mountain Project NI 43-101		3/23/2010

Thunder Mountain Gold	57-63
South Mountain Project	NI 43-101 Technical Report

.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	58-63
South Mountain Project	NI 43-101 Technical Report

SIGNATURE PAGE

This report titled “NI43-101 Technical Report, South Mountain Project, Thunder Mountain Gold, Inc, Owyhee County, Idaho” effective March 23, 2010, was prepared and signed by the author:

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	59-63
South Mountain Project	NI 43-101 Technical Report

21 CERTIFICATE OF QUALIFICATIONS

Gregory P. Wittman, P.G. 361 S. Wooddale Avenue Eagle, Idaho 83616 Telephone: 208-949-7536 E-mail: gpwittman@msn.com

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

I, Gregory P. Wittman, P.G. do hereby certify that:

1. I am a Consultant Geologist residing at 361 S. Wooddale Avenue, Eagle,
Idaho
2. I graduated with a Bachelor of Arts degree in Geology from the University of
Montana in 1975 and received a Master’s in Geoscience from Montana Tech in
1997.
3. I am a registered Professional Geologist in the State of Wyoming, license no.
PG-2941 and the State of Idaho, license No. PG-1017.
4. I have practiced my profession as a geologist continuously since 1973.
5. I have managed resource calculations for exploration properties and mines for
Amax Exploration, Molycorp, Inc., Pegasus Gold Corporation and others. I have experience with Kriged estimates, polygonal estimates, and block-panel estimates. The types of deposits I have experience with include molybdenum, copper, nickel, lead,/zinc, platinum/palladium, chrome, and gold.
6. I have read the definition of “qualified person” set out in National Instrument
43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of
NI 43-101.
7. I have prepared Geology and Mineral Resource sections of the non-NI43-101 compliant Kleinfelder “Technical Report on the South Mountain Project Owyhee
County, Idaho” (the “Technical Report”) dated May 18, 2008.
8. I am responsible all sections of the NI 43-101 Technical Report, South
Mountain Project, Owyhee County, Idaho, Thunder Mountain Gold, Inc., dated
March 23, 2010.
9. I have the visited the South Mountain property site on October 19, 2009 and
October 28, 2009.
10. I have also reviewed all previous news releases and resource calculations for the South Mountain property.

Thunder Mountain Gold	60-63
South Mountain Project	NI 43-101 Technical Report

11. To the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.
12. I am independent of the issuer applying all of the tests in section 1.4 of
National Instrument 43-101.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	61-63
South Mountain Project	NI 43-101 Technical Report

To: Securities Regulatory Authority of British Columbia I, Gregory P. Wittman, do hereby consent to the public filing of technical report entitled,

“NI 43-101 TECHNICAL REPORT SOUTH MOUNTAIN PROJECT OWYHEE COUNTY, IDAHO THUNDER MOUNTAIN GOLD, INC.”

and dated March 23, 2010 (the "Technical Report") by Thunder Mountain Gold Inc. (the
"Issuer"), with the TSX Venture Exchange under its applicable policies and forms, in connection with the Issuer’s proposed listing on the Toronto Stock Venture Exchange sponsored by Haywood Securities Inc. (the “Sponsor”) pursuant to a sponsorship agreement dated December 14, 2009 between the Issuer and the Sponsor... I acknowledge that the Technical Report will become part of the Issuer's public record.

Gregory P Wittman, P.G.

March 23, 2010

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	62-63
South Mountain Project	NI 43-101 Technical Report

22 REFERENCES

Beaver, D.E., Metal Zonation and Fluid Characteristics in the Vein and Skarn
System, South Mountain Mining District, Owyhee County, Idaho, Master of
Science Thesis, Washington State University.

Bowes, J.R., The South Mountain Property, Owyhee County, Idaho, W.A. Bowes,
Inc., May 1985.

Bennett, EH., and Galbraith, J., 1975, Reconnaisance Geology and Geochemistry of
the Silver City-South Mountain Region, Owhyee County, Idaho., Idaho Bureau
of Mines and Geology, Pamphlet 162.

Bennett, EH. 1976, Reconnaissance Geology and Geochemistry of the South
Mountain-Juniper Mountain Region, Owyhee County, Idaho; Idaho Bureau of
Mines and Geology, Pamphlet 166.

Einaudi, M. T., (1982) General features and origin of skarns associated with porphyry copper plutons, southwestern North America, in Titley, S. R., ed.,
Advances in Geology of the Porphyry Copper Deposits, southwestern North
America. University of Arizona press, p. 185-210.

Ekren, EB., Mcintyre, D.H., Bennett, E.H., and Malde, H.E., 1981, Geologic Map of
Owyhee County, Idaho, West of Longitude 1160 W., United States Geological
Survey, Miscellaneous Investigations Series Map 1-1256, 1:125,000.

Freeman, L.K., 1982, Geology and Tactite Mineralization of the South Mountain
Mining District, Owyhee County, Southwest Idaho, Master of Science Thesis,
Oregon State University.

Kleinfelder West, Inc. 2008, Resource Data Evaluation South Mountain Property,
South Mountain Mining District Owyhee County, Idaho

Kutina, J., 1987, Microscopic Study of Representative Samples and Flotation
Test Products of the South Mountain Ores, Idaho, Prepared for W.A.
Bowes, Inc., Steamboat Springs, Co.

Larson, Larry, 2009, Letter report summarizing petrographic work done on five
(5) polished thin sections and one (1) polished section from samples.

Park, C.F., Jr., and MacDiarmid, R.A., 1975, Ore Deposits: 3rd edition, W.H.
Freeman and Company, San Francisco, 529 p.

Orr, EL., and Orr, W.N., 2000, Geology of Oregon, Kendall/Hunt Publishing
Company, Dubuque, Iowa, pp. 79-101.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010

Thunder Mountain Gold	63-63
South Mountain Project	NI 43-101 Technical Report

Taubeneck, W.H., 1971, Idaho Batholith and its Southern Extension: Geological
Society of America Bulletin, v. 82, no. 7, p. 1899-1928.

USGS, 2005, Physiographic Regions, http://tapestry.usgs.gov/physiogr/physio.html.

USGS 7.5 -minute Topographic Map, Cliffs, Idaho, 1990, 1:24,000.

USGS 7.5 -minute Topographic Map, Williams Creek, Idaho, 1990, 1:24,000.

Wood, S.H., and Clemens, D.M., 2002, Geologic and tectonic history of the western
Snake River Plain, Idaho and Oregon, in Bill Bonnichsen, C.M. White, and
Michael McCurry, eds., Tectonic and Magmatic Evolution of the Snake River
Plain Volcanic Province, Idaho Geological Survey Bulletin 30, p. 69-103.

Northwestern Groundwater & Geology
South Mountain Project NI 43-101	3/23/2010